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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------
                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934
                Date of Report (Date of earliest event reported):
                                  June 11, 1999

                          MCDERMOTT INTERNATIONAL, INC.

             (Exact Name of Registrant as Specified in Its Charter)

      Republic of Panama               1-8430                  72-0593134
 (State or Other Jurisdiction        (Commission              (IRS Employer
       of Incorporation)            File Number)           Identification No.)

     1450 Poydras Street
   New Orleans, Louisiana                                     70112-6050
(Address of Principal Executive Offices)                      (Zip Code)


       Registrant's Telephone Number, Including Area Code: (504) 587-5400



                                 Not Applicable
            ---------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report.)



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

      On June 11, 1999, McDermott International, Inc. ("McDermott International") accepted for payment all shares of common stock, par value $.01 per share (the "Shares"), of J. Ray McDermott, S.A. ("J. Ray McDermott") tendered pursuant to its previously announced tender offer. The tender offer was made pursuant to an agreement and plan of merger between McDermott International and J. Ray McDermott, dated May 7, 1999. Under the terms of the offer, McDermott International, through its wholly-owned subsidiary, McDermott Acquisition Company, Inc. ("Merger Subsidiary"), paid $35.62 net per share tendered. Approximately 14.35 million Shares were tendered, which with the Shares previously owned by McDermott International represent approximately 99.5% of the outstanding Shares. Fewer than 200,000 of the outstanding Shares were not tendered. Shares not tendered (other than shares beneficially owned by McDermott International) will be acquired for the same price in cash in a second-step merger.

      The value of the transaction is approximately $520 million. McDermott International, through Merger Subsidiary, will purchase all of the publicly-held Shares from cash on hand and from borrowings under a $525 million senior secured term loan agreement dated June 7, 1999 (the "Loan Agreement"), among McDermott International, the lenders named therein, and Citibank, N.A., as administrative agent. All borrowings under the Loan Agreement will mature no later than September 30, 1999. The amount of consideration for the Shares was determined after arm's-length negotiations between special committees of independent directors of McDermott International and J. Ray McDermott, and with the assistance of third party financial advisers.

      McDermott International anticipates that the merger between Merger Subsidiary and J. Ray McDermott will occur shortly after a special meeting of J. Ray McDermott shareholders. The time and place of the meeting will be determined at a later date.

      J. Ray McDermott supplies worldwide services for the offshore oil and gas exploration and production and hydrocarbon processing industries, and to other marine construction companies. J. Ray McDermott's principal activities include the design, engineering, fabrication and installation of offshore drilling and production platforms and other specialized structures, modular facilities, marine pipelines and subsea production systems.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

      (c)      Exhibits.

      2.1 Agreement and Plan of Merger, dated as of May 7, 1999, between McDermott International, Inc. and J. Ray McDermott, S.A. (incorporated by reference to Annex A of Exhibit (a)(1) to Schedule 14D-1 filed by McDermott International, Inc. and McDermott Acquisition Company, Inc. with the Commission on May 13, 1999).

      4.1 Senior Secured Term Loan Agreement, dated as of June 7, 1999, among McDermott International, Inc., the lenders named therein, and Citibank, N.A., as administrative agent.

      4.2 Pledge Agreement, dated as of June 7, 1999, among McDermott International, Inc., the subsidiaries of McDermott International, Inc. named therein, and Citibank, N.A., as collateral agent.

      99.1 Press Release issued by McDermott International, Inc., dated June 11, 1999 (incorporated by reference to Exhibit (a)(11) to Final Amendment on Schedule 14D-1 filed by McDermott International, Inc. and McDermott Acquisition Company, Inc. with the Commission on June 11, 1999).



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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   MCDERMOTT INTERNATIONAL, INC.

                                   By: /s/ S. W. Murphy
                                       ---------------------------------
                                       Name:  S. W. Murphy
                                       Title: Senior Vice President and
                                              General Counsel and
                                              Corporate Secretary

June 21, 1999



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                                  Exhibit Index

Exhibit Number         Description
--------------         -----------

     2.1 Agreement and Plan of Merger, dated as of May 7, 1999, between McDermott International, Inc. and J. Ray McDermott, S.A. (incorporated by reference to Annex A of Exhibit (a)(1) to Schedule 14D-1 filed by McDermott International, Inc. and McDermott Acquisition Company, Inc. with the Commission on May 13, 1999).

     4.1 Senior Secured Term Loan Agreement, dated as of June 7, 1999, among McDermott International, Inc., the lenders named therein, and Citibank, N.A., as administrative agent.

     4.2 Pledge Agreement, dated as of June 7, 1999, among McDermott International, Inc., the subsidiaries of McDermott International, Inc. named therein, and Citibank, N.A., as collateral agent.

     99.1 Press Release issued by McDermott International, Inc., dated June 11, 1999 (incorporated by reference to Exhibit
                       (a)(11) to Final Amendment on Schedule 14D-1 filed by McDermott International, Inc. and McDermott Acquisition Company, Inc. with the Commission on June 11, 1999).





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